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                                                                   Exhibit 10.50


                                     RELEASE

      The undersigned ("Seller") acknowledges that, in accordance with the Plan of Recapitalization attached as Annex A to the [Contribution Agreement] (the "Contribution Agreement"), General Maritime Ship Holdings Ltd. (to be renamed "General Maritime Corporation") ("Purchaser") has agreed to indemnify Stephen A. Kaplan, Mark F. Polzin and Peter Georgiopoulos and certain of their affiliates (each of them, an "Indemnitee") from and against all liability incurred by an Indemnitee arising out of an Indemnitee being named to serve on the IPO pricing committee or arising out of an Indemnitee serving on such IPO pricing committee.

      Seller, on behalf of itself and each of its Related Persons, hereby releases and forever discharges each Indemnitee and their past, present and future representatives, affiliates, members, controlling persons, Related Persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, that Seller or any of its Related Persons now has, has ever had, or may hereafter have arising out of an Indemnitee being named to serve on the IPO pricing committee or arising out of an Indemnitee serving on such IPO pricing committee, whether or not relating to claims pending on, or asserted after, the Closing Date, as defined in the Plan of Recapitalization. Seller, on behalf of itself and each of its Related Persons, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

      For purposes hereof, capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Contribution Agreement. For purposes hereof, "Related Person" means (i) with respect to a particular individual: (a) each other member of such individual's family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's family; and (c) any Person with respect to which such individual or one or more members of such individual's family serves as a director, officer, partner, member, stockholder, executor, or trustee (or in a similar capacity); and (ii) with respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) each Person that serves as a director, officer, partner, member, stockholder, executor, or trustee of such specified Person
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(or in a similar capacity); and (c) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

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      IN WITNESS WHEREOF, Seller has executed this Release this day of _____,
2001.

                                    Seller:




                                    By:
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                                    Name:
                                         -------------------------
                                    Title:
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